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                                                                   EXHIBIT 10.21

                       IRREVOCABLE STOCK PROXY AGREEMENT


This Irrevocable Stock Proxy Agreement ("Agreement") is made and entered into this 5th day of May, 1999 by and between Phoenix Energy Group Inc., a Texas Corporation ("Phoenix"), 530 Wells Fargo Drive, Suite 3 1 0, Houston, Texas 77090 and Norris R. Harris, ("Harris") 2301 14th Street, Suite 404, Gulfport, Mississippi 39501.

That for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Phoenix hereby represents and warrants to Harris as follows:

        (a) Phoenix is a valid existing corporation in good standing under the laws of the State of Texas. Phoenix has all requisite corporate power and authority to own its properties and to conduct its business as presently being conducted by it.

        (b) Phoenix has full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and has duly executed this Agreement. Assuming the due authorization, execution and delivery hereof by Harris, and the binding effect upon him, this Agreement is legal, valid and binding upon Phoenix and is enforceable against Phoenix in accordance with the terms.

        (c) Phoenix is the owner of 2,557,262 shares of common stock in ARXA International Energy Inc. which is free and clear from any liens or encumbrances.

        (d) There are no legal proceedings pending or, to the knowledge of Phoenix, threatened against Phoenix, which, if adversely determined, could in any respect, prevent or impair the ability of Phoenix to perform its obligations under this Agreement.

     2. Phoenix hereby grants, bargains, sells and conveys to Harris an exclusive and irrevocable proxy to vote all of the common stock of ARXA International Energy Inc. consisting of 2,557,262 shares of common stock for a period of one year from date of this Agreement.

     3. Phoenix hereby agrees that it will not exercise its right to vote its common stock or any other rights as a common stock owner in ARXA International Energy Inc. for a period of one year from date of this Agreement.

     4. In the event that the shares of Phoenix in ARXA International Energy Inc. are registered with the Security Exchange Commission of the United States of America and are subsequently sold by Phoenix then this Agreement within thirty (30) days from date of the sale will be null and void and will terminate.
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     5. This Agreement contains the entire agreement between the parties, and any agreement hereinafter made shall be ineffective to change, modify, discharge or in effect and abandonment of it in full or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     6. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by, the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi. This Agreement constitutes the entire agreement between parties and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than these set forth therein. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, unenforceability shall not effect the remaining provisions of this Agreement and the Agreement shall be construed as if such invalid, illegal, and unenforceable provision or provisions had never been sustained herein.


     EXECUTED AND DELIVERED the day and year first above written.


                                      Phoenix Energy Group, Inc.

                                  By: /s/ L. Craig Ford
                                      -----------------------------
                                      L. Craig Ford, President


                                      /s/ Norris R. Harris
                                      -----------------------------
                                      Norris R. Harris